Exhibit 10.3.1

Dated 30 April 2014

Q GAYLE SHIPPING LTD. and

Q MYRTALIA SHIPPING LTD.

as joint and several Borrowers

- and -

QUINTANA SHIPPING LTD.

as Guarantor

- and -

DVB BANK SE

as Lender

SUPPLEMENTAL AGREEMENT

to a Loan Agreement dated 28 November 2011
in respect of a loan facility of (originally) up to US$54,000,000

WATSON, FARLEY & WILLIAMS

Piraeus

INDEX

Clause		Page

1	DEFINITIONS	2

2	REPRESENTATIONS AND WARRANTIES	2

3	AGREEMENT OF THE LENDER	3

4	CONDITIONS	3

5	VARIATIONS TO LOAN AGREEMENT, GUARANTEE AND FINANCE DOCUMENTS	4

6	EXPENSES	8

7	COMMUNICATIONS	8

8	SUPPLEMENTAL	8

9	LAW AND JURISDICTION	9

THIS SUPPLEMENTAL AGREEMENT is dated 30 April 2014 and made

BETWEEN:

(1)                                 Q GAYLE SHIPPING LTD. and Q MYRTALIA SHIPPING LTD., each a corporation incorporated in the Republic of The Marshall Islands whose registered office is at Ajeltake Road, Ajeltake Island, Majuro, MH96960, The Marshall Islands (together the “Borrowers” and each a “Borrower”);

(2)                                 QUINTANA SHIPPING LTD., a corporation incorporated in the Republic of The Marshall Islands whose registered office is at Ajeltake Road, Ajeltake Island, Majuro, MH96960, The Marshall Islands (the “Guarantor”); and

(3)                                 DVB BANK SE, acting through its office at 6 Platz der Republik, D-60325, Frankfurt am Main, Germany (as “Lender”).

BACKGROUND

(A)                               By a loan agreement dated 28 November 2011 (the “Loan Agreement”) and made between (i) the Borrowers as, joint and several borrowers, and (ii) the Lender as lender, the Lender agreed to make available to the Borrowers a loan facility of (originally) up to US$54,000,000 (the “Loan”) upon the terms and for the purposes therein specified. The principal amount outstanding in respect of the Loan as at the date of this Supplemental Agreement is US$[•].

(B)                               By a corporate guarantee (the “Guarantee”) dated 28 November 2011, the Guarantor has guaranteed the Borrowers’ obligations and liabilities under the Loan Agreement and the other Finance documents (as defined in the Loan Agreement).

(C)                               The Borrowers and the Guarantor have requested and the Lender has agreed to (inter alia):

(i)                                     a change in the Borrowers’ ultimate beneficial ownership and in the Guarantor’s legal and ultimate beneficial ownership by way of an initial public offering of a part of the Guarantor’s common stock on NYSE (the “IPO”);

(ii)                                  certain amendments to the Guarantor’s constitutional documents which are consequential to the IPO (the “Corporate Amendments”);

(iii)                               the amendment of the dividend policy (the “Dividend Policy Amendment”) in respect of the Borrowers and the Guarantor in the manner set out in clauses 5.1(c) and 5.1(g), respectively; and

(iv)                              the amendment and/or variation (the “Additional Amendments” and, together with the Corporate Amendments and the Dividend Policy Amendments, the “Amendments” and each an “Amendment”) of certain other provisions of the Loan Agreement and the other Finance Documents.

(D)                              This Supplemental Agreement sets out the terms and conditions on which the Lender agrees to:

(i)                                     the IPO and the Amendments; and

(ii)                                  the consequential amendments (the “Consequential Amendments”) to the Loan Agreement, the Guarantee and the other Finance Documents (as defined in the Loan Agreement) in connection with the IPO and the Amendments.

NOW THEREFORE IT IS HEREBY AGREED

1                                         DEFINITIONS

1.1                               Defined expressions. Words and expressions defined in the Loan Agreement (as hereby amended) and the recitals hereto and not otherwise defined herein shall have the same meanings when used in this Supplemental Agreement.

1.2                               Definitions. In this Supplemental Agreement the words and expressions specified below shall have the meanings attributed to them below:

“Effective Date” means the date on which the conditions precedent in Clause 4 are satisfied, as specified in the Effective Date Certificate executed in accordance with Clause 4.2; and

“Effective Date Certificate” means a certificate in the Agreed Form signed or, as the context may require, to be signed by the Borrowers, the Guarantor, each Security Party and the Lender in accordance with Clause 4.2.

1.3                               Construction of terms. Where the context so admits words importing the singular number only shall include the plural and vice versa and words importing persons shall include firms and corporations.  Clause headings are inserted for convenience of reference only and shall be ignored in construing this Supplemental Agreement.  References to Clauses are to clauses of this Supplemental Agreement save as may be otherwise expressly provided in this Supplemental Agreement.

2                                         REPRESENTATIONS AND WARRANTIES

2.1                               Representations and warranties. Each of the Borrowers and the Guarantor hereby represents and warrants to the Lender, as at the date of this Supplemental Agreement, that the representations and warranties set forth in clause 9 of the Loan Agreement and, in the case of the Guarantor, clause 10 of the Guarantee (each updated mutatis mutandis to the date of this Supplemental Agreement) are true and correct as if all references therein to “this Agreement” were references to the Loan Agreement as amended and supplemented by this Supplemental Agreement.

2.2                               Further representations and warranties. Each of the Borrowers and the Guarantor hereby represents and warrants to the Lender that as at the date of this Supplemental Agreement:

(a)                                it is duly incorporated, validly existing and in goodstanding under the laws of the Republic of The Marshall Islands, it has full power to enter into and perform its obligations under this Supplemental Agreement and has complied with all statutory and other requirements relative to its business, and does not have an established place of business in any part of the United Kingdom or the United States of America;

(b)                                 all necessary governmental or other official consents, authorisations, approvals, licences, consents or waivers for the execution, delivery, performance, validity and/or enforceability of this Supplemental Agreement and all other documents to be executed in connection with the amendments to the Loan Agreement, the Guarantee and the other Finance Documents as contemplated hereby have been obtained and will be maintained in full force and effect, from the date of this Supplemental Agreement and so long as any moneys are owing under any of the Finance Documents and while all or any part of the Loan remains outstanding;

(c)                                  it has taken all necessary corporate and other action to authorise the execution, delivery and performance of its obligations under this Supplemental Agreement and such other documents to which it is a party and such documents do or will upon execution thereof constitute the valid and binding obligations of the Borrowers or, as the case may be, the Guarantor enforceable in accordance with their respective terms;

(d)                                 the execution, delivery and performance of this Supplemental Agreement and all such other documents as contemplated hereby does not and will not, from the date of this Supplemental Agreement and so long as any moneys are owing under any of the Finance Documents and while all or any part of the Loan remains outstanding, constitute a breach of any contractual restriction or any existing applicable law, regulation, consent or authorisation binding on the Borrowers or, as the case may be, the Guarantor or on any of its property or assets and will not result in the creation or imposition of any security interest, lien, charge or encumbrance (other than under the Finance Documents) on any of such property or assets; and

(e)                                  it has fully disclosed in writing to the Lender all facts which it knows or which it should reasonably know and which are material for disclosure to the Lender in the context of this Supplemental Agreement and all information furnished by the Borrowers (or either of them) or, as the case may be, the Guarantor or on its behalf relating to its business and affairs in connection with this Supplemental Agreement was and remains true, correct and complete in all material respects and there are no other material facts or considerations the omission of which would render any such information misleading.

3                                         AGREEMENT OF THE LENDER

3.1                               Lender’s agreement. The Lender, relying upon each of the representations and warranties set out in Clauses 2.1 and 2.2 of this Supplemental Agreement, hereby agrees with the Borrowers and the Guarantor, subject to and upon the terms and conditions of this Supplemental Agreement and in particular, but without limitation, subject to the fulfilment of the conditions precedent set out in Clause 4, to:

(i)                                    the IPO and the Amendments; and

(ii)                                 the Consequential Amendments.

3.2                               Borrowers’ and Guarantor’s agreement. The Borrowers and the Guarantor agree and confirm that the Loan Agreement or, in the case of the Guarantor, the Guarantee and the other Finance Documents to which each is a party shall remain in full force and effect and that each Borrower or, as the case may be, the Guarantor shall remain liable under the Loan Agreement or, as the case may be, the Guarantee and the other Finance Documents to which each is a party for all obligations and liabilities assumed by it thereunder.

3.3                               Effect of parties’ agreement. The agreement of the Lender, the Borrowers and the Guarantor, the Guarantee contained in Clauses 3.1 and 3.2 shall have effect on and from the Effective Date.

4                                         CONDITIONS

4.1                              Conditions. The agreements of the Lender contained in Clause 3.1 of this Supplemental Agreement shall all be expressly subject to the condition that the Lender shall have received in form and substance satisfactory to the Lender and its legal advisers on or before the date of this Supplemental Agreement:

(a)                                 a duly executed original of this Supplemental Agreement;

(b)                                 a certificate from an officer of each Borrower, the Guarantor and any other Security Party confirming the names of all the directors of that Borrower, the Guarantor and that

Security Party and that there is no change to their incorporation and constitutional documents since 24 November 2011;

(c)                                  true and complete copies of the resolutions passed at separate meetings of all the directors and shareholders of each Borrower, the Guarantor and any other Security Party authorising and approving the execution or, as the case may be, acknowledgement, of this Supplemental Agreement and any other document or action to which it is or is to be a party;

(d)                                 the original of any power of attorney issued by each Borrower, the Guarantor and each Security Party to such resolutions aforesaid;

(e)                                  evidence satisfactory to the Lender that as at the Effective Date no Event of Default has occurred or is continuing;

(f)                                   certified copies of all documents (with a certified translation if an original is not in English) evidencing any other necessary action, approvals or consents with respect to this Supplemental Agreement all necessary governmental and other official approvals and consents in such pertinent jurisdictions as the Lender deems appropriate;

(g)                                  such legal opinions as the Lender may require in respect of the matters contained in this Supplemental Agreement; and

(h)                                 evidence that the agent referred to in clause 30.4 of the Loan Agreement and clause 19.4 of the Guarantee has accepted its appointment as agent for service of process under this Supplemental Agreement.

4.2                               Effective Date Certificate

The Borrowers, the Guarantor, each of the other Security Parties and the Lender shall sign an Effective Date Certificate that the Effective Date has occurred and such certificate shall be binding on each such party.

5                                         VARIATIONS TO LOAN AGREEMENT, GUARANTEE AND FINANCE DOCUMENTS

5.1                               Amendments to Loan Agreement and Guarantee. In consideration of the agreement of the Lender contained in Clause 3.1, the Borrowers and the Guarantor hereby agree with the Lender that upon satisfaction of the conditions referred to in Clause 4.1, the provisions of the Loan Agreement and the Guarantee shall be varied and/or amended and/or supplemented as follows:

(a)                                 by adding the following new definitions in clause 1.1 of the Loan Agreement:

““acting in concert” means a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition directly or indirectly of shares in the Guarantor by any of them, either directly or indirectly, to obtain or consolidate control of the Guarantor or indirect control of either Borrower;

“Designated Shareholders” means, together, the individuals who are the ultimate beneficial owners of the whole share capital of the Guarantor prior to the completion of a Qualified IPO, as disclosed by the Borrowers and the Guarantor to the Lender on the date of this Agreement and, in the singular, means any of them; and

“Qualified IPO” means a successful initial public offering of the share capital of the Guarantor on NYSE following which:

(a)                                 the Designated Shareholders will own at least 20 per cent. of the issued share capital of the Guarantor;

(b)                                 no other shareholder or shareholders acting in concert shall own a greater number of shares in the Guarantor than the number of issued shares owned by the Designated Shareholders at any relevant time; and

(c)                                  no shareholder or shareholders acting in concert, other than the Designated Shareholders, shall ultimately control the Guarantor and/or the Borrowers (or either of them);”;

(b)                                 by substituting the definition of “Major” in clause 1.1 of the Loan Agreement with the following new clause:

““Major” means, at any relevant time:

(a)                                 at all times prior to a Qualified IPO:

(i)                                     in the case of a Borrower, any change in the ultimate beneficial ownership of any of the shares in that Borrower which, together with all other changes (if any) of this type effected until that time, constitutes a change in the ultimate beneficial ownership in respect of 5 per cent. or more of all of the issued shares in that Borrower; and

(ii)                                  in the case of the Guarantor and any other Security Party, any change in the legal or ultimate beneficial ownership of any of the shares in the Guarantor or that Security Party which, together with all other changes (if any) of this type effected until that time, constitutes a change in the legal or ultimate beneficial ownership in respect of 5 per cent. or more of all of the issued shares in the Guarantor or, as the case may be, that Security Party; and

(b)         at all times following a Qualified IPO:

(i)                                     a change in the ultimate control of either Borrower and/or the Guarantor which results in any person or persons acting in concert, other than the Designated Persons, controlling each such entity; and

(ii)                                  a change in the legal ownership of the Guarantor and in the ultimate beneficial ownership of that Borrower and the Guarantor which will result in:

(A)                                 the Designated Shareholders owning less than 20 per cent. of the issued share capital of the Guarantor at the relevant time; and

(B)                                 any other shareholder or shareholders acting in concert owning a greater number of issued shares in the Guarantor than the number of shares owned by the Designated Shareholders at that time;”;

(c)                                  by substituting clause 11.3(b) of the Loan Agreement in its entirety with the following new clause:

“(b)                          pay any dividend or make any other form of distribution or effect any form of redemption, purchase or return of share capital:

(i)                                     following (A) the occurrence of an Event of Default (either resulting by such payment or distribution or otherwise) and/or (B) a breach of any term of any Finance Document which constitutes a Potential Event of Default; and/or

(ii)                                  at all times prior to a Qualified IPO, without the Lender’s consent (pursuant to Clause 11.1). The Lender shall consider granting a permission for such payment of dividend, making any other form of distribution or effecting any form of redemption, purchase or return of share capital if it is satisfied, that the Borrowers maintain, at any relevant time, freely available and non-encumbered (other than pursuant to the Finance Documents) cash balances, in aggregate, of not less than $4,000,000; or”;

(d)                                 by substituting clause 11.3(g) of the Loan Agreement with the following new clause

“(g)                            at all times:

(i)                                     prior to a Qualified IPO, enter into any form of amalgamation, merger or de-merger or any form of reconstruction or reorganisation; or

(ii)                                  after a Qualified IPO, enter into any form of amalgamation, merger or de-merger or any form of reconstruction or reorganisation which would result in a Major change;”;

(e)                                  by adding the words “a Major change” after the words “in that Borrower or” in the second line of clause 18.1(k)(i)(A) of the Loan Agreement;

(f)                                   by adding the words “in each case, in connection with a Major change” after the words at the end of clause 18.1(o) of the Loan Agreement;

(g)                                  by substituting clause 11.3 of the Guarantee in its entirety with the following new clause:

“11.3                  Negative undertakings.  The Guarantor will not:

(a)                                 change the nature of its business; or

(b)                                 pay any dividend or make any other form of distribution or effect any form of redemption, purchase or return of share capital if:

(i)                                     an Event of Default or Potential Event of Default has occurred (including, without limitation, a breach of any term under the Finance Documents which constitutes a Potential Event of Default and/or any Event of Default or Potential Event of Default in connection with Clause 11.15) or will occur as a result of the payment of a dividend or the making of any other form of distribution; and/or

(ii)                                 following a Qualified IPO, the Lender deems in its absolute discretion at the relevant time that the Guarantor does not maintain at that time Liquid Funds in an amount of equal to or more than $750,000 per Fleet Vessel; or

(c)                                  provide any form of credit or financial assistance to:

(i)                                     a person who is directly or indirectly interested in the Guarantor’s or any other Security Party’s share or loan capital; or

(ii)                                  any company in or with which such a person is directly or indirectly interested or connected;

or enter into any transaction with or involving such a person or company on terms which are, in any respect, less favourable to the Guarantor than those which it could obtain in a bargain made at arms’ length; or

(d)                               acquire any shares or other securities other than US or UK Treasury bills and certificates of deposit issued by major North American or European banks, or enter into any transaction in a derivative other than Transactions entered into pursuant to the Master Agreement to which it is a party and any derivative transactions entered into by the Guarantor for the purpose of hedging the Group’s exposure and/or indebtedness at the relevant time in its ordinary course of business; or

(e)                                at all times:

(i)                                    prior a Qualified IPO, enter into any form of amalgamation, merger or de-merger or any form of reconstruction or reorganisation; or

(ii)                                 following a Qualified IPO, enter into any form of amalgamation, merger or de-merger or any form of reconstruction or reorganisation which will result in a Major change; and

(f)                                  change its constitutional documents other by way, or in connection with, a Qualified IPO or in a manner that is not materially adverse to the Lender .”;

(g)                                 by substituting clause 11.15 of the Guarantee in its entirety with the following new clause:

“11.15          Financial Covenants.  The Guarantor shall ensure that:

(a)                                 as from the financial year ending on 31 December 2012 and at all times thereafter, the ratio of EBITDA to Net Interest Expenses shall not be less than 2.5:1;

(b)                                 the Market Value Adjusted Net Worth of the Group shall not be less than:

(i)                                      at all times prior to a Qualified IPO, $40,000,000; and

(ii)                                   at all times following a Qualified IPO, $100,000,000;

(c)                                   at all times the Leverage Ratio shall not exceed:

(i)                                     at all times prior to a Qualified IPO, 75 per cent; and

(ii)                                  at all times following a Qualified IPO, 70 per cent; and

(d)                                 it maintains Liquid Funds in an amount of not less than:

(i)                                      in the case of the Fleet Vessels (other than the Relevant Ships), as from the Drawdown Date and at all times thereafter, $500,000 per Fleet Vessel; and

(ii)                                   in the case of the Relevant Ships:

(A)                               during the period commencing on the Drawdown Date and ending on 30 November 2013, $500,000 per Relevant Ship; and

(B)                                 at all times thereafter, $750,000 per Relevant Ship.”; and

(h)                                by construing all references therein to “this Agreement” or, in the case of the Guarantee, “this Guarantee”  where the context admits as being references to “this Agreement as the same is amended and supplemented by this Supplemental Agreement and as the same may from time to time be further supplemented and/or amended” or, in the case of the Guarantee “this Guarantee as the same is amended and supplemented by this Supplemental Agreement and as the same may from time to time be further supplemented and/or amended”.

5.2                               Amendments to Finance Documents.  With effect on and from the date of this Supplemental Agreement each of the Finance Documents other than the Loan Agreement and the Guarantee shall be, and shall be deemed by this Supplemental Agreement to have been, amended as follows:

(a)                                 the definition of, and references throughout each of the Finance Documents to, the Loan Agreement and any of the other Finance Documents shall be construed as if the same referred to the Loan Agreement and those Finance Documents as amended and supplemented by this Supplemental Agreement; and

(b)                                 by construing references throughout each of the Finance Documents to “this Agreement”, “this Deed”, “hereunder and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Supplemental Agreement.

5.3                               Finance Documents to remain in full force and effect.  The Finance Documents shall remain in full force and effect and, where applicable, the security created thereunder shall continue and remain valid and enforceable, as amended and supplemented by:

(a)                                 the amendments to the Finance Documents contained or referred to in Clauses 5.1 and 5.2; and

(b)                                 such further or consequential modifications as may be necessary to make the same consistent with, and to give full effect and where applicable, the security created thereunder should continue and remain valid and enforceable to, the terms of this Supplemental Agreement.

6                                         EXPENSES

6.1                               Expenses.  The provisions of clause 19 (fees and expenses) of the Loan Agreement shall apply to this Supplemental Agreement as if they were expressly incorporated in this Supplemental Agreement with any necessary amendments.

7                                         COMMUNICATIONS

7.1                               General.  The provisions of clause 27 (notices) of the Loan Agreement, as amended and supplemented by this Supplemental Agreement, shall apply to this Supplemental Agreement as if they were expressly incorporated in this Supplemental Agreement with any necessary modifications.

8                                         SUPPLEMENTAL

8.1                               Counterparts.  This Supplemental Agreement may be executed in any number of counterparts.

8.2                              Third Party rights.  A person who is not a party to this Supplemental Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Supplemental Agreement.

9                                         LAW AND JURISDICTION

9.1                               Governing law.  This Supplemental Agreement and all non-contractual obligations in connection with it, shall be governed by and construed in accordance with English law.

9.2                               Incorporation of the Agreement provisions.  The provisions of clause 30 (law and jurisdiction) of the Loan Agreement, as amended and supplemented by this Supplemental Agreement, shall apply to this Supplemental Agreement as if they were expressly incorporated in this Supplemental Agreement with any necessary medications.

IN WITNESS WHEREOF   the parties hereto have caused this Supplemental Agreement to be duly executed the day and year first above written.

BORROWERS

SIGNED by	)	/s/ V. Poziopoulou
for and on behalf of	)
Q GAYLE SHIPPING LTD.	)
in the presence of:	)

Christoforos Bismpikos
/s/ Christoforos Bismpikos
Solicitor
Watson, Farley & Williams
348 Syngrou Avenue
176 74 Kallithea
Athens - Greece

SIGNED by	)	/s/ V. Poziopoulou
for and on behalf of	)
Q MYRTALIA SHIPPING LTD.	)
in the presence of:	)

Christoforos Bismpikos
/s/ Christoforos Bismpikos
Solicitor
Watson, Farley & Williams
348 Syngrou Avenue
176 74 Kallithea
Athens - Greece

GUARANTOR

SIGNED by	)	/s/ V. Poziopoulou
for and on behalf of	)
QUINTANA SHIPPING LTD.	)
in the presence of:	)

Christoforos Bismpikos
/s/ Christoforos Bismpikos
Solicitor
Watson, Farley & Williams
348 Syngrou Avenue
176 74 Kallithea
Athens - Greece

LENDER

SIGNED by Elektra Stamatopoulos	)
Elektra Stamatopoulos		/s/ Elektra Stamatopoulos
for and on behalf of	)
DVB BANK SE	)
in the presence of:	)

Christoforos Bismpikos
/s/ Christoforos Bismpikos
Solicitor
Watson, Farley & Williams
348 Syngrou Avenue
176 74 Kallithea
Athens - Greece

COUNTERSIGNED on 30 April 2014 by us which, by our execution hereof we confirm and acknowledge that we have read and understood the terms and conditions of the above Supplemental Agreement, that we agree in all respects to the same and that the Finance Documents to which we are a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrowers under the Loan Agreement and the other Finance Documents.

/s/ Eleftherios A. Papatrifon

for and on behalf of

QUINTANA SHIP MANAGEMENT LTD.